Exhibit 10.77

***	indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

CHANGE ORDER FORM

Performance and Attendance Bonus (PAB) Incentive Program Provisional Sum Closeout

PROJECT NAME: Sabine Pass LNG Liquefaction Facility OWNER: Sabine Pass Liquefaction, LLC CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc. DATE OF AGREEMENT: November 11, 2011	CHANGE ORDER NUMBER: CO-00056 DATE OF CHANGE ORDER: February 28, 2017

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

1.	The value of the Performance and Attendance Bonus (PAB) Incentive Program Provisional Sum incorporated into the Agreement in Change Order CO-00037, dated December 10, 2014, was U.S. $***. Parties now agree to close this Provisional Sum. Actual Cost for the PAB Incentive Program was $***. The contract price will be decreased by $13,221,750 which reflects the closure of the provisional sum.

2.	The Stage 1 accrued cost for retention of the PAB incentive will be carried under Stage 2 and be invoiced against the PAB value in the Stage 2 Agreement due to Craft personnel moving to Stage 2 as opposed to being released as part of a reduction of Stage 1 workforce. This may necessitate adjustments to the Stage 2 and 3 PAB Provisional Sums in the future, in accordance with the terms of those Agreements.

3.	The Provisional Sum breakdown is described as follows:

a.	The previous PAB Incentive Program Provisional Sum in Article 2.6 of Attachment EE, Schedule EE-2, of the Agreement was *** U.S. Dollars (U.S. $***). This Change Order will amend the previous value to *** U.S. Dollars (U.S. $***).

b.	The PAB Incentive Program Provisional Sum will be reduced by U.S. $***. The new value of the PAB Incentive Program Provisional Sum will be $0.

c.	The Parties agree to adjust the Aggregate Provisional Sum specified in Article 7.1A of the Agreement which prior to this Change Order was Two Hundred Eight Million, One Hundred Sixty-Eight Thousand, Eight Hundred Eighty-Eight U.S. Dollars (U.S. $208,168,888). This Change Order will decrease the Aggregate Provisional Sum amount by *** U.S. Dollars (U.S. $***) and the new Aggregate Provisional Sum value shall be *** U.S. Dollars (U.S. $***).

4.	Schedule C-1 (Milestone Payment Schedule) of Attachment C of the Agreement will be amended by including the milestone(s) listed in Exhibit A of this Change Order.

Adjustment to Contract Price

The original Contract Price was	$3,900,000,000
Net change by previously authorized Change Orders (#00001-00055)	$228,715,036
The Contract Price prior to this Change Order was	$4,128,715,036
The Contract Price will be (decreased) by this Change Order in the amount of	$(13,221,750)
The new Contract Price including this Change Order will be	$4,115,493,286

Adjustment to dates in Project Schedule

The following dates are modified (list all dates modified; insert N/A if no dates modified): N/A

Adjustment to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary) N/A

Adjustment to Payment Schedule: Yes – See Exhibit A of this Change Order

Adjustment to Minimum Acceptance Criteria: N/A

Adjustment to Performance Guarantees: N/A

Adjustment to Design Basis: N/A

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:

[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials:              Contractor              Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials:             Contractor             Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/ Ed Lehotsky	/s/ Bhupesh Thakkar
Owner	Contractor

Ed Lehotsky	Bhupesh Thakkar
Name	Name

SVP LNG E&C	Senior Project Manager
Title	Title

Feb 13, 2017	1/25/17
Date of Signing	Date of Signing